UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

G&K Services, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-4063	41-0449530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5995 Opus Parkway, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 912-5500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 1, 2012, G&K Services, Inc. issued a press release announcing its financial results for the fiscal third quarter ended March 31, 2012.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The press release contains non-GAAP financial measures which are rental organic growth rate, and certain non-GAAP operating results which are reconciled to the third quarter 2012 GAAP operating results.  The organic growth rate is calculated using rental revenue, adjusted for foreign currency exchange rate differences, acquisitions, and divestitures.  Management believes that organic growth is useful in analyzing the company’s overall financial condition and the results of its operations.  Management believes that certain non-GAAP operating results, which exclude certain non-recurring items provide a more meaningful measure on which to compare the company’s overall results of operations between periods.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release dated May 1, 2012 (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G&K SERVICES, INC.
(Registrant)

Date:	May 1, 2012	By:	/s/ Jeffrey L. Wright
		Name:	Jeffrey L. Wright
		Title:	Executive Vice President, Director and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 1, 2012